                                                                [EXECUTION COPY]



                                CREDIT AGREEMENT,

                         dated as of December 23, 1998,

                                      among

                        AUTHENTIC FITNESS PRODUCTS INC.,

                                as the Borrower,

                         AUTHENTIC FITNESS CORPORATION,

                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders

                                       and

                            THE BANK OF NOVA SCOTIA,

                            as the Lead Arranger and
                          as the Administrative Agent.

                                TABLE OF CONTENTS


Section                                                                                   Page
-------                                                                                   ----
                                     ARTICLE I
                          DEFINITIONS AND ACCOUNTING TERMS

1.1.        Defined Terms..................................................................-2-
1.2.        Use of Defined Terms..........................................................-12-
1.3.        Cross-References..............................................................-12-
1.4.        Accounting and Financial Determinations.......................................-12-

                                     ARTICLE II
                     COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.        Commitments...................................................................-12-
2.1.1.      Loan Commitment...............................................................-12-
2.1.2.      Commitment to Issue Letters of Credit.........................................-13-
2.1.3.      Lenders Not Permitted or Required to Make Loans and Fronting Bank Not
            Permitted or Required to Issue Letters of Credit Under Certain
            Circumstances.................................................................-14-
2.2.        Reduction of the Commitment Amount............................................-14-
2.3.        Borrowing Procedure...........................................................-14-
2.4.        Continuation and Conversion Elections.........................................-16-
2.5.        Funding.......................................................................-16-
2.6.        Register; Notes...............................................................-17-
2.7.        Extension of Commitment Termination Date......................................-18-

                                    ARTICLE III
                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.        Repayments and Prepayments....................................................-19-
3.2.        Interest Provisions...........................................................-20-
3.2.1.      Rates.........................................................................-20-
3.2.2.      Post-Maturity Rates...........................................................-20-
3.2.3.      Payment Dates.................................................................-20-
3.2.4.      Allocation of Interest Payments...............................................-21-
3.3.        Fees..........................................................................-21-
3.3.1.      Letter of Credit Fees.........................................................-21-
3.3.2.      [Reserved]....................................................................-22-
3.3.3.      Fee Letter....................................................................-22-
3.3.4.      Commitment Fee................................................................-22-

                               TABLE OF CONTENTS
                                  (continued)


Section                                                                                   Page
--------                                                                                  ----

                                   ARTICLE IV
                               LETTERS OF CREDIT
4.1.        Issuance of Letters of Credit.................................................-22-
4.1.1.      Letters of Credit.............................................................-22-
4.2.        Issuances, Extensions and Creations...........................................-23-
4.3.        Destruction of Goods, etc.....................................................-24-
4.4.        Other Lenders'Participation...................................................-24-
4.5.        Disbursements and Maturities..................................................-25-
4.6.        Reimbursement; Outstanding Letters of Credit, etc.............................-25-
4.7.        Deemed Disbursements..........................................................-27-
4.8.        Nature of Reimbursement Obligations...........................................-28-


                                   ARTICLE V
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

5.1.        LIBO Rate Lending Unlawful....................................................-29-
5.2.        Deposits Unavailable..........................................................-29-
5.3.        Increased LIBO Rate Loan Costs, etc...........................................-29-
5.4.        Funding Losses................................................................-29-
5.5.        Increased Capital Costs, etc..................................................-30-
5.6.        Taxes.........................................................................-31-
5.7.        Payments, Computations, etc...................................................-32-
5.8.        Sharing of Payments...........................................................-33-
5.9.        Setoff........................................................................-33-
5.10.       Use of Proceeds...............................................................-34-

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1.        Initial Credit Extension......................................................-34-
6.1.1.      Resolutions, etc..............................................................-34-
6.1.2.      Delivery of Notes.............................................................-34-
6.1.3.      Certificates as to No Default, etc............................................-34-
6.1.4.      No Material Adverse Change....................................................-35-
6.1.5.      Amendment of Restated Credit Agreement, Security, etc.........................-35-
6.1.6.      Opinions of Counsel...........................................................-35-
6.1.7.      Restated Credit Agreement, Security...........................................-35-
6.1.8.      Closing Fees, Expenses, etc...................................................-35-
6.1.9.      Approvals.....................................................................-35-
6.1.10.     Litigation....................................................................-35-
6.1.11.     Closing Date Certificate......................................................-35-

                               TABLE OF CONTENTS
                                  (continued)


Section                                                                                   Page
-------                                                                                   ----

6.1.12.     Intercreditor Agreement.......................................................-36-
6.1.13.     Tradexpress Agreement.........................................................-36-
6.2.        All Credit Extensions.........................................................-36-
6.2.1.      Compliance with Warranties, No Default, etc...................................-36-
6.2.2.      Credit Extension Request......................................................-37-
6.2.3.      Satisfactory Legal Form.......................................................-37-

                                        ARTICLE VII
                              REPRESENTATIONS AND WARRANTIES

7.1.        Organization, etc.............................................................-37-
7.2.        Due Authorization, Non-Contravention, etc.....................................-37-
7.3.        Government Approval, Regulation, etc..........................................-38-
7.4.        Validity, etc.................................................................-38-
7.5.        Financial Statements; No Material Adverse Change..............................-38-
7.6.        Litigation, etc...............................................................-38-
7.7.        Regulations U and X...........................................................-39-
7.8.        Accuracy of Information.......................................................-39-
7.9.        Year 2000.....................................................................-39-
7.10.       Restated Credit Agreement Representations and Warranties......................-39-
7.11.       ASCO Debt Outstanding, etc....................................................-40-

                                          ARTICLE VIII
                                           COVENANTS

8.1.        Covenants.....................................................................-40-
8.1.1.      Financial Information, Reports, Notices, etc..................................-40-
8.1.2.      Future Subsidiaries...........................................................-40-
8.1.3.      Restated Credit Agreement Covenants...........................................-40-
8.1.4.      Default Notice................................................................-40-

                                          ARTICLE IX
                                       EVENTS OF DEFAULT

9.1.        Listing of Events of Default..................................................-41-
9.1.1.      Non-Payment of Obligations....................................................-41-
9.1.2.      Breach of Warranty............................................................-41-
9.1.3.      Non-Performance of Certain Covenants and Obligations..........................-41-
9.1.4.      Non-Performance of Other Covenants and Obligations............................-41-
9.1.5.      Default Under Restated Credit Agreement.......................................-41-
9.1.6.      Bankruptcy, Insolvency, etc...................................................-41-

                               TABLE OF CONTENTS
                                  (continued)


Section                                                                                   Page
--------                                                                                  ----

9.1.7.      Termination, etc., of Loan Documents..........................................-41-
9.2.        Action Upon Bankruptcy........................................................-41-
9.3.        Action Upon Other Event of Default............................................-42-

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

10.1.       Actions.......................................................................-42-
10.2.       Copies, etc...................................................................-43-
10.3.       Exculpation...................................................................-43-
10.4.       Successor.....................................................................-43-
10.5.       Loans Made, Letters of Credit Issued by Administrative Agent and
            Loans Made by Administrative Agent............................................-44-
10.6.       Credit Decisions..............................................................-44-

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1.       Waivers, Amendments, etc......................................................-44-
11.2.       Notices.......................................................................-45-
11.3.       Payment of Costs and Expenses.................................................-45-
11.4.       Indemnification...............................................................-46-
11.5.       Survival......................................................................-47-
11.6.       Severability..................................................................-47-
11.7.       Headings......................................................................-47-
11.8.       Execution in Counterparts, Effectiveness, etc.................................-47-
11.9.       Governing Law; Entire Agreement...............................................-47-
11.10.      Successors and Assigns........................................................-47-
11.11.      Sale and Transfer of Loans and Commitments; Participations in Loans
            and Commitments...............................................................-47-
11.11.1.    Assignments...................................................................-48-
11.11.2.    Participations................................................................-49-
11.11.3.    Fronting Bank Assignments.....................................................-50-
11.12.      Other Transactions............................................................-50-
11.13.      Forum Selection and Consent to Jurisdiction...................................-50-
11.14.      Waiver of Jury Trial..........................................................-51-
11.15.      UCP; etc......................................................................-51-
11.16.      Usury Restraint...............................................................-52-
11.17.      Judgment Currency.............................................................-52-

SCHEDULE I     -      Percentages and Administrative Information
SCHEDULE II    -      List of Subsidiaries
SCHEDULE III   -      ASCO Debt & ASCO Letters of Credit

EXHIBIT A      -      Form of Note
EXHIBIT B-1    -      Form of Issuance Request
EXHIBIT B-2    -      Form of Notice of Borrowing
EXHIBIT C      -      Form of Continuation/Conversion Notice
EXHIBIT D      -      Form of Assignment and Acceptance
EXHIBIT E      -      Form of Intercreditor Agreement
EXHIBIT F      -      Form of Closing Date Certificate
EXHIBIT G      -      Form of Tradexpress Agreement
EXHIBIT H      -      Form of Notice of Extension

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of December 23, 1998, is among AUTHENTIC FITNESS PRODUCTS INC., a Delaware corporation (the "Borrower"), AUTHENTIC FITNESS CORPORATION, a Delaware corporation (the "Parent"), the various financial institutions as are or may become parties hereto (together with the Fronting Bank, the "Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as the lead arranger and as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Parent, certain financial institutions, Scotiabank and General Electric Capital Corporation ("GE Capital"), as agents, Scotiabank, as administrative agent, paying agent, swing line bank and fronting bank, GE Capital, as documentation agent and collateral agent and Societe Generale, as co-agent, are parties to the Restated Credit Agreement, dated as of March 18, 1998;

     WHEREAS, pursuant to this Agreement, the Borrower desires to obtain Commitments from the Lenders and the Fronting Bank pursuant to which

               (a) Letters of Credit will be issued by the Fronting Bank for the account of the Borrower to support obligations of the Borrower and its wholly-owned Subsidiaries and, under the several obligations hereunder, each of the Lenders will, to the extent of such Lender's Percentage, participate in Letters of Credit issued from time to time hereunder on or prior to the Commitment Termination Date; and

               (b) Loans will be made by the Fronting Bank to the Borrower and, under the several obligations hereunder, each of the Lenders will, to the extent of such Lender's Percentage, participate in or make the Loans from time to time on or prior to the Commitment Termination Date;

     WHEREAS, the Fronting Bank and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments hereunder, make and participate in such Loans, issue and participate in such Letters of Credit; and

     WHEREAS, on the Effective Date, the proceeds of Loans will be used to refinance the ASCO Debt and, on and after the Effective Date, (i) the proceeds of Loans will be used for the sole purpose of providing the Borrower with up to a six-month (or 180-day, in the case of Base Rate Loans) trade credit in respect of disbursements made to the beneficiaries of Letters of Credit and reimbursement under the ASCO Letters of Credit; and (ii) Letters of Credit will be issued solely to support the worldwide sourcing of merchandise by the Borrower and its wholly-owned Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, will, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble and includes each other Person as will have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by Scotiabank at its Domestic Lending Office as its base rate for Dollar loans; and

               (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower of changes in the Alternate Base Rate.

     "Applicable Margin" means (a) with respect to the unpaid principal amount of each Loan maintained as a Base Rate Loan, 0.50% and (b) with respect to the unpaid principal amount of each Loan maintained as a LIBO Rate Loan, 1.50%.

     "ASCO" is defined in the Restated Credit Agreement.

     "ASCO Debt" means the debt listed on Schedule III hereto.

     "ASCO Letters of Credit" means, collectively, those existing letters of credit issued by ASCO prior to the Effective Date, for the account of the Borrower described on Schedule III hereto. Notwithstanding the foregoing, no letter of credit shall be deemed to be an ASCO Letter of Credit hereunder unless such letter of credit shall meet the requirements and qualifications necessary for the issuance of a Letter of Credit hereunder pursuant to clauses (a) and (b) of Section 4.1.1.

     "ASCO L/C Reimbursement" means a payment by the Borrower to ASCO in reimbursement of draws under any ASCO Letter of Credit.

     "ASCO L/C Reimbursement Date" means the date of any ASCO L/C Reimbursement.

     "Assignee Lender" is defined in Section 11.11.1.

     "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D hereto.

     "Available Amount" of each Letter of Credit means the maximum amount of such Letter of Credit that may then be drawn under such Letter of Credit whether or not the conditions for drawing thereunder have been met.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrowing" means the making of Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period by the Fronting Bank following a Disbursement or an ASCO L/C Reimbursement and the funding of a Lender's Percentage of such Loans, in each case in accordance with the terms of this Agreement.

     "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York; and

               (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto.

     "Collateral" is defined in the Restated Credit Agreement.

     "Collateral Documents" is defined in the Restated Credit Agreement.

     "Commitment" means, as the context may require, a Lender's Loan Commitment or the Fronting Bank's or a Lender's Letter of Credit Commitment.

     "Commitment Amount" means $50,000,000, as such amount may be reduced pursuant to Section 2.2.

     "Commitment Fee" is defined in Section 3.3.4.

     "Commitment Termination Date" means the earliest of

               (a) December 21, 1999, as such date may be extended pursuant to the terms of this Agreement;

               (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments will terminate automatically and without any further action.

     "Commitment Termination Event" means

               (a) the occurrence of any event or condition described in clause
        (f) of Section 6.01 of the Restated Credit Agreement;

               (b) the occurrence and continuance of any other Event of Default and either

                     (i) the declaration of the Loans to be due and payable pursuant to Section 9.3, or

                     (ii) in the absence of such declaration, the giving of
               notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated; or

               (c) the termination of, or any refinancing, refunding, replacement, renewal or restatement of, the Restated Credit Agreement.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by a Designated Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Credit Extension" means and includes

               (a) the advancing of any Loans by the Lenders in connection with a Borrowing (including the making of a Loan by the Fronting Bank to the Borrower on a Disbursement Date or an ASCO L/C Reimbursement Date and the refunding and refinancing of such Loans by the Lenders); and

               (b) any issuance or extension by the Fronting Bank of a Letter of Credit.

     "Declining Lender" is defined in clause (b) of Section 2.7.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Designated Officer" means, relative to the Borrower or any other Loan Party, those of its officers whose signatures and incumbency will have been certified to the Administrative Agent and the Lenders pursuant to Section 6.1.1.

     "Disbursement" means any payment made under a Letter of Credit by the Fronting Bank to the applicable Letter of Credit Beneficiary.

     "Disbursement Date" is defined in Section 4.5.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Lending Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Assignment and Acceptance or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "Draft" means and includes any draft, bill, cable or written demand for payment or receipt drawn or issued under a Letter of Credit.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

     "Extending Lender" is defined in clause (a) of Section 2.7.

     "Event of Default" is defined in Section 9.1.

     "Excess" is defined in Section 11.16.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day in New York) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day in New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

If for any reason the Administrative Agent will have determined (which determination will be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Administrative Agent at its New York Agency as its "Base Rate New York" will be the Alternate Base Rate until the circumstances giving rise to such inability no longer exists.

     "Fee Letter" means the confidential Fee Letter, dated November 25, 1998, between the Borrower and the Administrative Agent as the same may have been amended, supplemented or otherwise modified from time to time.

     "Fiscal Quarter" means a fiscal quarter of the Parent and its consolidated Subsidiaries ending on or about September 30, December 31, March 31 or June 30 of each year.

     "Fiscal Year" means a fiscal year of the Parent and its consolidated Subsidiaries ending on or about June 30 of each year.

     "Fronting Bank" means Scotiabank, in its capacity as the issuer of Letters of Credit (regardless of which office, branch or agency of Scotiabank issues a Letter of Credit) and in its capacity as the Lender of Loans made prior to a Funding Date pursuant to the terms of this Agreement and includes each other Lender as will have subsequently been appointed as the successor Fronting Bank by the Borrower.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Funding Date" is defined in clause (c) of Section 2.3.

     "GAAP" has the meaning set forth in the Restated Credit Agreement.

     "GE Capital" is defined in the first recital.

     "Goods" means, collectively, all goods (including all inventory), wares, merchandise and other commodities purchased by or shipped to or to the order of the Borrower (or any of its wholly-owned Subsidiaries) under or by virtue of or in connection with the issuance of a Letter of Credit.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any description preceding such term.

     "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

               (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (e) all contingent liabilities of such Person in respect of any of the foregoing.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Intercreditor Agreement" means the Trade Credit Intercreditor Agreement (as defined in the Restated Credit Agreement) executed and delivered pursuant to the terms of this Agreement and the Restated Credit Agreement by the Administrative Agent and GE Capital, in its capacity as Collateral Agent (as defined in the Restated Credit Agreement), substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date, subject to the requirements set forth in Section 2.3, one, two, three, four, five or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as such Loan may be made or as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however, that

               (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing will be of the same duration;

               (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period will end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period will end on the Business Day next preceding such numerically corresponding day); and

               (c) no Interest Period may end later than the Stated Maturity Date for such Loan.

     "Issuance Request" means either (i) a request delivered by the Borrower to the Fronting Bank in accordance with the provisions of the Tradexpress Agreement or (ii) a request and certificate duly executed by a Designated Officer of a Borrower, in substantially the form of Exhibit B-1 attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower).

     "Judgment Currency" is defined in Section 11.17.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1.1.

     "Letter of Credit Availability" means, at any time, the then existing Letter of Credit Commitment Amount minus the sum of (x) the aggregate outstanding principal amount of all Loans plus (y) the aggregate amount of all Letter of Credit Outstandings.

     "Letter of Credit Beneficiary" means a beneficiary of a Letter of Credit.

     "Letter of Credit Commitment" means, relative to the Fronting Bank, the Fronting Bank's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to the terms of this Agreement.

     "Letter of Credit Commitment Amount" means, $50,000,000, as such amount may be reduced pursuant to Section 2.2.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

               (a) the aggregate Available Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Available Amount will be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

               (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the first day of such Interest Period as of 11:00 a.m. London time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if said page will cease to be publicly available, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate).

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

           LIBO Rate         =                   LIBO Rate
        (Reserve Adjusted)        ----------------------------------------
                                       1.00 - LIBOR Reserve Percentage


The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Assignment and Acceptance or such other office of any Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which will be making or maintaining LIBO Rate Loans hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage, if any (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan Commitment" means, relative to (i) the Fronting Bank (in such capacity), its obligation to make Loans to the Borrower on a Disbursement Date and on an ASCO L/C Reimbursement Date, and (ii) each Lender (other than the Fronting Bank in such capacity), such Lender's obligation to participate in the Loans made by the Fronting Bank to the Borrower and, as set forth in this Agreement, to refund and reimburse the Fronting Bank for such Loans, in each case pursuant to the terms of this Agreement.

     "Loan Commitment Amount" means, $40,000,000, as such amount may be reduced pursuant to Section 2.2.

     "Loan Document" means this Agreement, the Letters of Credit, each Note, the Fee Letter, each Guarantee (as defined in the Restated Credit Agreement), each Collateral Document, the Intercreditor Agreement, the Tradexpress Agreement and each other agreement, document or instrument delivered in connection with this Agreement, whether or not specifically mentioned herein.

     "Loan Party" means the Borrower and each other Person (other than the Administrative Agent, the Fronting Bank and the Lenders) obligated under any Loan Document.

     "Loans" is defined in Section 2.1.1.

     "Material Adverse Change" is defined in the Restated Credit Agreement.

     "Material Adverse Effect" is defined in the Restated Credit Agreement.

     "Maximum Rate" is defined in Section 11.16.

     "Moody's" means Moody's Investors Service, Inc.

     "Note" means any promissory note of the Borrower payable to the order of any Lender (including the Fronting Bank), in the form of Exhibit A (as any such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans made by such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Notice of Borrowing" means a loan request and certificate duly executed by a Designated Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

     "Notice of Extension" is defined in clause (b) of Section 2.7, substantially in the form of Exhibit H hereto.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Loan Party arising under or in connection with this Agreement, any Letter of Credit and each other Loan Document.

     "Order" is defined in clause (b) of Section 4.6.

     "Organic Document" means, relative to any Loan Party, as applicable, its certificate of incorporation, by-laws, certificate of formation or limited liability company agreement, and all shareholder agreements, voting trusts and similar arrangements applicable to any of the authorized shares of capital stock or other ownership interest of such Loan Party.

     "Parent" is defined in the preamble.

     "Participant" is defined in Section 11.11.2.

     "Percentage" means, relative to any Lender, the percentage set forth on
Schedule I hereto or set forth in an Assignment and Acceptance, as such percentage may be adjusted from time to time pursuant to the terms hereof or an Assignment and Acceptance executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11; provided, that the Percentage of each Lender's Loan Commitment and Letter of Credit Commitment will be identical.

     "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day in New York, the next succeeding Business Day in New York.

     "Received Amount" is defined in clause (c) of Section 4.6.

     "Register" is defined in clause (b) of Section 2.6.

     "Reimbursement Obligation" is defined in Section 4.6.

     "Replacement Lender" is defined in clause (c) of Section 2.7.

     "Request Date" is defined in clause (a) of Section 2.7.

     "Required Lenders" means, at any time, Lenders having Percentages that equal at least 51% of the Commitments.

     "Restated Credit Agreement" means the Restated Credit Agreement, dated as of March 18, 1998, among the Borrower, the Parent, certain financial institutions, Scotiabank and GE Capital, as Agents, Scotiabank, as administrative agent, paying agent, swing line bank and fronting bank, GE Capital, as documentation agent and collateral agent, and Societe Generale as co-agent, as in effect on the Effective Date, and as further amended, restated or waived from time to time with the consent of the Required Lenders hereunder solely for purposes of this Agreement, and regardless of whether such Restated Credit Agreement is terminated, unless in connection with such termination a replacement credit facility satisfactory to the Required Lenders hereunder is entered into, in which case the affirmative and negative covenants in such facility will become the subject of this Agreement.

     "S&P" means Standard & Poor's Ratings Group, currently a division of McGraw-Hill, Inc., or any successor thereto.

     "Scotiabank" is defined in the preamble.

     "Security Agreements" is defined in the Restated Credit Agreement.

     "Stated Expiry Date" is defined in clause (c) of Section 4.1.1.

     "Stated Maturity Date" means, in the case of any Loan, the date which is, subject to the requirements of Sections 2.3 and 2.4, no more than six months following the date of the making of such Loan (in the case of a Loan initially made as a LIBO Rate Loan) or (in the case of a Loan initially made as a Base Rate Loan), the date that is, subject to the requirements of Sections 2.3 and 2.4, no more than 180 days after the making of such Loan.

     "Stated Rate" is defined in Section 11.16.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. The term "wholly-owned Subsidiary" will exclude any directors' or officers' qualifying shares which may be outstanding.

     "Taxes" is defined in Section 5.6.

     "Terminated Commitments" is defined in clause (b) of Section 2.7.

     "Tradexpress Agreement" means the Tradexpress Teletransmission Agreement, dated as of December 23, 1998 (as amended, amended and restated, waived or otherwise modified from time to time), duly executed and delivered by the Borrower and the Fronting Bank substantially in the form of Exhibit G hereto.

     "type" means relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCP" is defined in Section 11.15.

     "Usury Restraint" is defined in Section 11.16.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement will have such meanings when used in each Note, Notice of Borrowing, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein will be interpreted, all accounting determinations and computations hereunder will be made, and all financial statements required to be delivered hereunder or thereunder will be prepared in accordance with GAAP.

                                   ARTICLE II
                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees as follows:

     SECTION 2.1.1. Loan Commitment. From time to time on any Business Day occurring on or prior to the then existing Commitment Termination Date, each Lender severally agrees, subject to the terms of this Agreement (including
Article VI), that

               (a) in the case of the Fronting Bank, it will make loans (the "Loans") to the Borrower on any Disbursement Date or ASCO L/C Reimbursement Date, in either case, for a period not to exceed the Stated Maturity Date for such Loan in a principal amount equal to the aggregate amount of (x) Disbursements made under one or more

        Letters of Credit on such Disbursement Date and (y) the ASCO L/C Reimbursements made under one or more ASCO Letters of Credit on such ASCO L/C Reimbursement Date, in either case, in an aggregate amount not to exceed the Loan Commitment Amount; and

               (b) in the case of each Lender (other than the Fronting Bank in such capacity), such Lender will participate in the Loans made by the Fronting Bank pursuant to this Agreement and, if required pursuant to the terms of this Agreement, such Lender will refinance and reimburse the Fronting Bank for the outstanding principal amount of Loans previously made by the Fronting Bank in an amount equal to its Percentage of the aggregate amount of all (or, if elected by the Fronting Bank, less than all) Loans then outstanding and owing to the Fronting Bank (in its capacity as the Fronting Bank), and upon the receipt by the Fronting Bank of immediately available funds from a Lender in respect of the reimbursement or refinancing of a Loan previously made by and owing to the Fronting Bank, the amount so received by the Fronting Bank will thereafter be a Loan to the Borrower owing to such Lender (and no longer owing to the Fronting Bank). No Lender's obligation to make any Loan will be affected by any other Lender's failure to make any Loan. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow Loans and continue or convert such Loans as Base Rate Loans or LIBO Rate Loans pursuant to the terms hereof, but once a particular Loan is repaid or prepaid by the Borrower, it cannot be reborrowed. Notwithstanding anything contained herein to the contrary, so long as any Lender will be in default in its obligation to fund its pro rata share of any Loans (as notified to such Lender by the Administrative Agent, the Administrative Agent agreeing to use good faith efforts to give such notification promptly following the occurrence of such default) or will have rejected its obligations under its Commitments, then such Lender will not be entitled to receive any payments of principal of or interest on its pro rata share of the Loans or its share of any commitment or other fees payable hereunder (including fees payable pursuant to Section 3.3) unless and until (i) the Loans of all the other Lenders and all interest thereon have been paid in full, (ii) such failure to fulfill its obligation to fund is cured or (iii) the Obligations under this Agreement will have been declared or will have become immediately due and payable, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender will be deemed not to be a "Lender" hereunder and such Lender's Percentage will each be deemed to be zero (0) (with each other Lender's Percentage being increased proportionately for purposes of the definition of "Required Lenders" so that all such non-defaulting Lenders' Percentages will collectively equal 100%). No Commitment of any Lender will be increased or otherwise affected by any such failure or rejections by any other Lender. Any payments of principal of or interest on Obligations which would, but for this Section, be paid to any Lender, will be paid to the Lenders who will not be in default under their respective Commitments and who will not have rejected any Commitment, for application to the Obligations or cash collateral in respect of Letters of Credit in such manner and order (pro rata among such Lenders) as will be determined by the Administrative Agent. The parties hereto acknowledge and agree that a Lender's failure to make a Loan based on the Borrower's failure to satisfy one or more of the conditions precedent to the making of Loans set forth in Article VI will not be construed as such Lender being in default of its obligations to fund its pro rata share of Loans or a rejection of such Lender's Commitments.

     SECTION 2.1.2. Commitment to Issue Letters of Credit. From time to time on any Business Day on or prior to the Commitment Termination Date, the Fronting Bank will issue and create, and each Lender will participate in, the Letters of Credit, in accordance with Article IV.

     SECTION 2.1.3. Lenders Not Permitted or Required to Make Loans and Fronting Bank Not Permitted or Required to Issue Letters of Credit Under Certain Circumstances. In addition to the other terms of this Agreement (including
Article VI):

               (a) No Lender (other than, in the case of clause (a)(ii), the Fronting Bank acting in such capacity) will be permitted or required to make any Loan if, after giving effect thereto (and the payment of any Reimbursement Obligations with the proceeds of such Loans or the refunding and refinancing of Loans made by the Fronting Bank with the proceeds of the Loans made by the Lenders hereunder), the aggregate outstanding principal amount of all Loans

                     (i) together with the aggregate amount of all Letter of
               Credit Outstandings would exceed the Commitment Amount, or

                     (ii) of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings would exceed the amount of such Lender's Percentage multiplied by the Commitment Amount;

               (b) The Fronting Bank will not be permitted or required to issue any Letter of Credit or extend for an additional period of time the Stated Expiry Date of a previously issued Letter of Credit if, after giving effect thereto the aggregate amount of all Letter of Credit Outstandings, and the aggregate outstanding principal amount of all Loans would exceed the Commitment Amount; and

               (c) The Fronting Bank will not be permitted or required to make any Loan on any Disbursement Date or ASCO L/C Reimbursement Date if, after giving effect thereto (and the payment of any Reimbursement Obligations with the proceeds of such Loans), the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings would exceed the Commitment Amount.

     SECTION 2.2. Reduction of the Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Commitment Amount; provided, however, that all such reductions will be binding on the Borrower, will require at least three Business Days' prior notice to the Administrative Agent and will be permanent.

     SECTION 2.3. Borrowing Procedure. (a) Upon (i) any Disbursements being made in respect of one or more Letters of Credit or (ii) the Borrower giving written notice to the Administrative Agent of any ASCO L/C Reimbursement (in either case, whether or not such Letters of Credit or ASCO Letters of Credit were issued to support the obligations of the Borrower or any of its wholly-owned Subsidiaries), the Borrower will (unless it will have given notice to the Administrative Agent to the contrary prior to 3:00 p.m., New York time, at least three Business Days prior to the date of such Disbursement or such ASCO L/C Reimbursement) be deemed to have delivered to the Administrative Agent a Notice of Borrowing pursuant to which the Borrower will have been deemed to irrevocably request that the Fronting Bank make a LIBO Rate Loan to the Borrower with a six month Interest Period in a principal amount equal to the aggregate amount of such Disbursements or ASCO L/C Reimbursements, as the case may be. The Borrower hereby acknowledges and agrees that each Notice of Borrowing deemed to be delivered hereunder or actually delivered hereunder, as the case may be, the making of a Loan by the Fronting Bank to reimburse (x) the Fronting Bank for Disbursements made under the Letters of Credit or (y) the Borrower in respect of ASCO L/C Reimbursements made in connection with ASCO Letters of Credit, and the acceptance by the Borrower of the proceeds of the Borrowing will constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 6.2.1 are in each case true and correct. Proceeds of such Loans will be used to fund (x) the Reimbursement Obligations in respect of Letters of Credit under which one or more Disbursements were made and (y) the ASCO L/C Reimbursements in respect of ASCO Letters of Credit, in either case, on the date of the making of the applicable Loan.

     (b) In addition to the provisions of the making of Loans set forth in clause (a), above, by delivering a Notice of Borrowing to the Administrative Agent on or before 3:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice (in the case of LIBO Rate Loans) and on the date of such Borrowing (in the case of Base Rate Loans), that a Borrowing be made as other than a LIBO Rate Loan having a six month Interest Period or in an amount other than the full amount of the Disbursements or ASCO L/C Reimbursement with respect to which such Loan is to be made. If the Borrower elects that a Borrowing be made as a LIBO Rate Loan having a one, two, three, four or five month Interest Period pursuant to this clause, then upon the expiration of such Interest Period, the Borrower shall (unless it shall have given notice to the Administrative Agent to the contrary prior to 3:00 p.m., New York time, at least three Business Days prior to the date of such Disbursement) be deemed to have delivered to the Administrative Agent a Continuation/Conversion Notice pursuant to which the Borrower shall have been deemed to irrevocably request that the Fronting Bank continue the outstanding LIBO Rate Loan as a LIBO Rate Loan with an Interest Period of either five, four, three, two or one month(s), so that the combined Interest Period for such Loan will equal six months, in each case in a principal amount equal to the amount of the LIBO Rate Loan with an Interest Period then expiring. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified (or deemed to be specified) in such Notice of Borrowing.

     (c) The Fronting Bank may, at any time (whether or not a Default or Event of Default has occurred and is then continuing), in its sole and absolute discretion but subject to clause (a)(ii) of Section 2.1.3, demand that each other Lender make a Loan in an amount equal to such Lender's Percentage of the aggregate principal amount of all or a portion of the Loans outstanding on the date such demand is made, and may (in its sole discretion) elect which Loans are to be chosen as the Loans to be refunded by the Lenders. Each Lender (other than the Fronting Bank) irrevocably agrees that it will (whether or not the conditions to the making of a Credit Extension contained in Article VI have been (or can be) satisfied) make such Loan by depositing the amount so demanded in same day funds in an account specified by the Fronting Bank on or before 3:00 p.m. New York time on the first Business Day following receipt of such a demand. The Fronting Bank agrees to apply all such funds received by it under this clause to refund and refinance the Loans previously made by it to the Borrower, as identified in the demand that it delivers to the Lenders pursuant to this clause. On the date (a "Funding Date") that the Lenders (other than the Fronting Bank) advance funds to the Fronting Bank pursuant to this clause, the principal amount so refunded and refinanced will become a Loan to the Borrower identified by the Fronting Bank outstanding under such Lender's Commitment to the Borrower and will no longer be a Loan owed to the Fronting Bank under the Fronting Bank's Commitment to the Borrower.

     All interest payable with respect to any Loans made pursuant to this clause will be appropriately adjusted to reflect the period of time during which such Loans were owing to the Fronting Bank and, on and subsequent to a Funding Date, such Loans were owing to the Lenders.

     The obligation of each Lender to make Loans by way of advancing immediately available funds to the Fronting Bank on a Funding Date to be applied to refund and refinance the Loans previously made by the Fronting Bank to the Borrower under this clause will be absolute and unconditional and will not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which any Lender may have against the Fronting Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or the inability of the Borrower to otherwise satisfy the conditions precedent set forth in Article VI; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Loan Party;
(iv) the acceleration or maturity of any Loans or other Obligations or the termination of any Commitment after the making of any Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York time, on a Business Day prior to the Stated Maturity Date of a LIBO Rate Loan with an Interest Period of less than six months, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice (in the case of LIBO Rate Loans) and on not less than one nor more than five Business Days' notice (in the case of Base Rate Loans), that the Fronting Bank (a) continue the outstanding LIBO Rate Loan as a LIBO Rate Loan with an Interest Period of one, two, three or four months, in each case in a principal amount equal to the amount of the LIBO Rate Loan with respect to which such Interest Period is then expiring or (b) convert all, or any portion of any Loans made to it, in the case of Base Rate Loans, into LIBO Rate Loans or, in the case of a LIBO Rate Loan, into a Base Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan will, on such last day, automatically convert to a LIBO Rate Loan pursuant to the provisions of clause
(b) of Section 2.3, unless such Loan is otherwise required to be paid pursuant to the terms of this Agreement (including the first sentence of Section 3.1)); provided, however, that (i) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing and (ii) the maximum length of any Interest Period or combination of Interest Periods for any particular Loan will not exceed six months.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to participate in, and to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility all of the capital stock or other ownership interests of which are wholly-owned by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan will nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Lender to refund and refinance such LIBO Rate Loan on the Funding Date and the obligation of the Borrower to repay such LIBO Rate Loan will nevertheless be of or to such Lender for the account of such foreign branch, affiliate or international banking facility; provided, further that the Borrower will not be required to pay any amount under this Section or Section 5.6 that is greater than the amount which it would have been required to pay had such Lender not caused such branch, affiliate or facility to make or maintain such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it will be conclusively assumed that such Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank LIBO market.

     SECTION 2.6. Register; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts will, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts will not limit or otherwise affect any Obligations of the Borrower or any other Loan Party.

               (b) (i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause
        (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent will retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to Section 11.11.1. Failure to make any recordation, or any error in such recordation, will not affect the Borrower's obligation in respect of such Loans. The entries in the Register will be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders will treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto will be registered in the Register only upon delivery to the Administrative Agent of an Assignment and Acceptance duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 11.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto will be effective unless such assignment or transfer will have been recorded in the Register by the Administrative Agent as provided in this Section.

               (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, will evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby and the principal amount of Loans that have been repaid (including, in the case of the Fronting Bank, Loans that have been refunded and refinanced by the Lenders on a Funding Date). Such notations will, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations will not limit or otherwise affect any Obligations of the Borrower or any other Loan Party.

     SECTION 2.7. Extension of Commitment Termination Date. (a) The Commitment Termination Date may be extended by the Lenders in their sole and absolute discretion upon written request of the Administrative Agent by the Borrower, at least 60 days but not more than 90 days (such date the "Request Date") prior to the then effective Commitment Termination Date (as such date may have been extended) for a period not to exceed 364 days from the then expiring Commitment Termination Date. Within five days of the Request Date, the Administrative Agent will forward the request to the Lenders. If a Lender agrees, in its individual and sole discretion, to so extend all or a portion of its Commitment (an "Extending Lender"), it will deliver to the Administrative Agent and the Borrower a notice of its agreement to do so and may also set forth the amount, if any, by which it would be willing to increase its Commitment pursuant to this Section (a "Notice of Extension"), in substantially the form of Exhibit H hereto, within 45 days of the Request Date; provided that such notice shall in no event be given later than 30 days prior to the then effective Commitment Termination Date (as such date may have been extended).

        (b) The Commitment of any Lender that fails to accept or respond to the Borrower's request for extension of the Commitment Termination Date (a "Declining Lender") and the portion of the Commitment of any Extending Lender which such Extending Lender has not elected to extend pursuant to clause (a) (such Commitments of the Declining Lenders and such Extending Lenders being collectively, the "Terminated Commitments") will be terminated on the Commitment Termination Date then in effect (without regard to any extension by other Lenders) and on such Commitment Termination Date the Borrower will pay (or cause to be paid) in full the outstanding principal amount of all Loans with respect to the Terminated Commitments owing to each such Declining Lender or Extending Lender, as the case may be, together with accrued but unpaid interest thereon to the date of payment of such principal amount, all accrued but unpaid commitment fees, other fees and all other amounts payable to such Declining Lender and such Extending Lender with respect to the Terminated Commitments under this Agreement (including any increased costs or other additional amounts (computed in accordance with Section 5.3) and any Taxes incurred and reimbursable hereunder by such Declining Lender and such Extending Lender prior to such Commitment Termination Date and amounts payable under Section 11.3).

        (c) The Extending Lenders, or any of them, or any Person that would be an Assignee Lender permitted by Section 11.11.1 (a "Replacement Lender") may offer in their sole discretion, to increase their respective Commitment by, or to provide a commitment in, as the case may be, an aggregate amount that will not exceed the aggregate amount of the Terminated Commitments. Should such offers exceed the aggregate amount of the Terminated Commitments, the Terminated Commitments shall be allocated among such Extending Lenders and/or Replacement Lenders as determined by the Administrative Agent and the Borrower. Each such Extending Lender or Replacement Lender will deliver to the Administrative Agent a notice, in substantially the form of Exhibit H hereto, of its offer to so increase its Commitment or to provide a commitment, as the case may be, no later than 5 days prior to such Commitment Termination Date. The Borrower will, no later than one day before the Commitment Termination Date, deliver to the Administrative Agent a notice setting forth the Commitments of the Extending Lenders and Replacement Lenders, if any, that are to become or be effective as of the Commitment Termination Date. If the Extending Lenders and Replacement Lenders provide Commitments in an aggregate amount equal to 75% of the aggregate amount of the Commitments requested by the Borrower to be extended, then, effective on the Commitment Termination Date in effect at the time of the Borrower's request, (i) the Commitment Termination Date will be extended by 364 days for such Extending Lenders' and Replacement Lenders' Commitments, (ii) the Commitment of each Extending Lender and each Replacement Lender will be the amount specified in the notice provided by the Borrower to the Administrative Agent (which amount will not exceed the amount specified by each such Extending Lender and Replacement Lender in its most recent notice to the Administrative Agent) and (iii) each Replacement Lender will become a party hereto and will be a Lender hereunder.



                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower will repay in full the entire unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto (and subject to Section 2.1.1), the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that all such voluntary prepayments will require at least one Business Day's prior written notice to the Administrative Agent;

          (b) will, on each date when any reduction in the Commitment Amount will become effective (which reduction will be subject to Section 2.2), make a mandatory prepayment (which will be applied (or held as cash collateral for application to the aggregate amount of all Letter of Credit Outstandings not consisting of unpaid and outstanding Reimbursement Obligations) by the Administrative Agent to the payment of the Loans and unpaid and outstanding Reimbursement Obligations of the then existing Letter of Credit Outstandings) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings over the Commitment Amount as so reduced; and

          (c) will, immediately upon any acceleration of the Stated Maturity Date of any Obligations pursuant to Section 9.2 or Section 9.3, repay all Obligations, unless, pursuant to Section 9.3, only a portion of all Obligations is so accelerated.

Each prepayment of any Loans made pursuant to this Section will be without premium or penalty, except as may be required by Section 5.4. No voluntary prepayment of principal of any Loans will cause a reduction in the Commitment Amount.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans will accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Rates. Loans comprising a Borrowing will accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin in effect from time to time; or

          (b) on that portion maintained as a LIBO Rate Loan (whether made pursuant to clause (a) or clause (b) of Section 2.3), during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin in effect from time to time.

     All LIBO Rate Loans will bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Maturity Rates. After and during the continuance of an Event of Default (after giving effect to any grace periods in respect thereof in the case of an Event of Default described in Section 9.1.1), the Borrower will pay interest (after as well as before judgment) on (a) the unpaid principal amount of each outstanding Loan at a rate per annum equal to 2% per annum above the then applicable interest rate in respect of such Loan and (b) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder at a rate per annum equal at all times to 2% per annum above the Alternate Base Rate then in effect.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan will be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (c) with respect to LIBO Rate Loans, on the last Business Day of each applicable Interest Period (and, if such Interest Period will exceed three months, at the end of each three month period occurring during such Interest Period);

          (d) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to the terms hereof, on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) will be payable upon demand.

     SECTION 3.2.4. Allocation of Interest Payments. Accrued and unpaid interest on the outstanding principal amount of the Loans will be allocated and payable to the Lenders as set forth in this Section:

          (a) Interest will be payable by the Borrower to the Fronting Bank (for its own account) on the outstanding principal amount of its Loans from the date such Loans are made to (but excluding) the Funding Date in an amount equal to the difference between (i) (A) in the case of LIBO Rate Loans, the LIBO Rate (Reserve Adjusted) or, in the case of Base Rate Loans, the Alternate Base Rate, plus the Applicable Margin then in effect for LIBO Rate Loans or Base Rate Loans (as applicable) multiplied by (B) the outstanding principal amount of the LIBO Rate Loans or Base Rate Loans, as the case may be, minus (ii) the Interest Amount (as defined below). Prior to the Funding Date each Lender (other than the Fronting Bank) will be paid interest in an aggregate amount (referred to as the "Interest Amount") equal to such Lender's Percentage of (A) the principal amount of the Loans outstanding prior to a Funding Date multiplied by (B) the Applicable Margin then in effect for LIBO Rate Loans (in the case of the outstanding principal amount of LIBO Rate Loans) or Base Rate Loans (in the case of the outstanding principal amount of Base Rate Loans).

          (b) On and subsequent to a Funding Date, interest will be payable by the Borrower for the account of each Lender (including the Fronting Bank, in its capacity as a Lender) in accordance with its Percentage on the principal amount of its Loans actually funded by such Lender in an amount equal to (in the case of the outstanding principal amount of LIBO Rate Loans) the LIBO Rate (Reserve Adjusted) plus the Applicable Margin for such LIBO Rate Loans or, if applicable (in the case of the outstanding principal amount of Base Rate Loans), the Alternate Base Rate plus the Applicable Margin for Base Rate Loans.

     SECTION 3.3. Fees. The Borrower agrees to pay the fees payable by it set forth in this Section 3.3. All such fees will be non-refundable.

     SECTION 3.3.1. Letter of Credit Fees. The Borrower agrees to pay (a) to the Administrative Agent, for the pro rata account of the Lenders determined in accordance with each Lender's Percentage, a fee in the amount of 1.25% on the average Available Amount of all outstanding Letters of Credit and (b) to the Fronting Bank the fees relating to Letters of Credit in accordance with the Fee Letter for each Letter of Credit issued, in each case, for the period from and including the date of the issuance of such Letter of Credit to (but not including) the earlier of (x) the date upon which such Letter of Credit expires and (y) the date upon which the Available Amount of such Letter of Credit is irrevocably reduced to zero (by the making of a Disbursement by the Fronting Bank or otherwise).

Such fees will be payable by the Borrower in arrears on each Quarterly Payment Date (commencing on the first such date after the issuance of such Letter of Credit), on the Commitment Termination Date and in addition to the above payment dates, in the case of Letters of Credit with expiry dates that extend beyond the Commitment Termination Date, on the expiration of or, if earlier, on the date of any disbursement made under, such Letter of Credit, for any period then ending for which such fees will not theretofore have been paid; provided that, notwithstanding the foregoing, from and after the Commitment Termination Date, such fees will be payable not less often than every 90 days.

     SECTION 3.3.2. [Reserved].

     SECTION 3.3.3. Fee Letter. The Borrower agrees to pay to Scotiabank, for its own account, such fees in the amounts and on the dates set forth in the Fee Letter.

     SECTION 3.3.4. Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender determined in accordance with each Lender's Percentage, for the period commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee (the "Commitment Fee") on the sum of the average daily unused portion of the Commitment Amount multiplied by 0.375%.

     The fees payable under this Section will be payable by the Borrower in arrears on each Quarterly Payment Date, commencing on the first such date after the Effective Date, and on the Commitment Termination Date for any period then ending for which such fee will not theretofore have been paid.

     The amount of any Loans made or Letters of Credit issued by the Fronting Bank and not funded by the other Lenders will constitute usage of the Commitment Amount for purposes of calculating the commitment fee payable to Lenders (other than the Fronting Bank) pursuant to this Section.

                                   ARTICLE IV
                                LETTERS OF CREDIT

     SECTION 4.1. Issuance of Letters of Credit. Letters of Credit will be issued on the terms set forth below.

     SECTION 4.1.1. Letters of Credit. The Borrower or any wholly-owned Subsidiary of the Borrower may request, from time to time on or prior to the Commitment Termination Date, by delivering to the Administrative Agent and the Fronting Bank an Issuance Request on or before 3:00 p.m., New York time, on the Business Day on which a Letter of Credit is to be issued that the Fronting Bank issue an irrevocable sight documentary letter of credit in such form as may be requested by the Borrower or such Subsidiary and approved by the Fronting Bank (each a "Letter of Credit").

Letters of Credit shall be issued to facilitate the Borrower's (and its Subsidiaries') worldwide sourcing of merchandise. Each Letter of Credit will by its terms:

          (a) be issued in an Available Amount which does not exceed (or would not exceed) the then existing Letter of Credit Availability;

          (b) be denominated in, and all payments in respect thereof will be made in, Dollars;

          (c) be stated to expire on a date (its "Stated Expiry Date") no later than 180 days from its date of issuance (it being acknowledged and agreed by the Borrower, the Fronting Bank and the Lenders that the Stated Expiry Date for a Letter of Credit may be a date that is up to 179 days subsequent to the Commitment Termination Date; and

          (d) on or prior to its Stated Expiry Date:

               (i) terminate immediately upon notice to the Fronting Bank thereof from the applicable Letter of Credit Beneficiary that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, and

               (ii) reduce in part immediately and to the extent the applicable Letter of Credit Beneficiary has notified the Fronting Bank thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Default has occurred and is continuing, by delivery to the Fronting Bank and the Administrative Agent of an Issuance Request on or before 3:00 p.m., New York time, on the Stated Expiry Date of any Letters of Credit, the Borrower may on or prior to the then existing Commitment Termination Date request the Fronting Bank to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) 180 days from the date of extension of such Letter of Credit and (y) 179 days after the Commitment Termination Date. Notwithstanding any other provision in this Agreement to the contrary, the Fronting Bank may in its discretion refuse to issue, or extend the Stated Expiry Date of, any Letter of Credit if such issuance would, in the Fronting Bank's reasonable determination, contravene any sanctions, laws or regulations of any State of the United States or any Federal body or authority of the United States (including but not limited to the regulations of the

Federal Reserve Bank) or the laws, regulations or sanctions of any other applicable jurisdiction or authority or if, in the Fronting Bank's reasonable determination, any of the above-mentioned laws, regulations or sanctions would affect the Fronting Bank's ability to perform its obligations with respect to any such Letter of Credit if issued.

     SECTION 4.2. Issuances, Extensions and Creations. On the terms and subject to the conditions of this Agreement (including Section 4.1.1 and Article VI), the Fronting Bank will issue Letters of Credit and extend the Stated Expiry Dates of outstanding Letters of Credit, all in accordance with the terms of this Agreement. The Fronting Bank will make available the original of each Letter of Credit which it issues to the beneficiary thereof (and, at the request of a Lender, will provide such Lender on a monthly basis with a schedule of the outstanding Letters of Credit as of the last day of the prior month) and will notify the applicable Letter of Credit Beneficiary of any extension of the Stated Expiry Date thereof.

     SECTION 4.3. Destruction of Goods, etc. Neither the Fronting Bank nor its agents or correspondents will be responsible for the negligence or fraudulence of any Letter of Credit Beneficiary, for the existence, nature, condition, description, value, quality or quantity of the Goods, for the packing, shipment, export, import, handling, storage or delivery thereof, or for the safety or preservation thereof at any time, and neither the Fronting Bank nor its agents or correspondents will be liable for any loss resulting from the total or partial destruction of or damage to or deterioration or fall in value of the Goods, or from the delay in arrival or failure to arrive of either the Goods or of any of the documents relating thereto, or from the inadequacy or invalidity of any document or insurance, or from the default or insolvency of any insurer, carrier or other Person issuing any document with respect to the Goods, or from failure to give or delay in giving notice of arrival of the Goods or any other notice, or from any error in or misinterpretation of or default or delay in the sending, transmission, arrival or delivery of any message, whether in writing or not, by post, telegraph, cable, wireless or otherwise, and the obligations hereunder of the Borrower to the Fronting Bank will not be in any way lessened or affected if any Draft or document accepted, paid or acted upon by the Fronting Bank or its agents or correspondents does not bear a reference or sufficient reference to a Letter of Credit or if no note thereof is made on a Letter of Credit.

     SECTION 4.4. Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 will, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Fronting Bank thereof) according to their respective Percentages. Each Lender will, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and will be responsible to reimburse promptly the Fronting Bank thereof for Reimbursement Obligations which have not been converted into a Loan on the Disbursement Date related thereto pursuant to the terms of this Agreement or reimbursed by the Borrower in accordance with Section 4.5, or which have been converted into a Loan on the Disbursement Date related thereto pursuant to the terms of this Agreement or reimbursed by the Borrower but must be returned, restored or disgorged by the Fronting Bank for any reason, and each Lender will, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of all fees and interest with respect to such Letter of Credit (including the letter of credit fees received by the Administrative Agent pursuant to Section 3.3.1, with respect to each Letter of Credit, but excluding any fronting fees and other charges payable to the Fronting Bank in its capacity as Fronting Bank). In the event that the Borrower will fail to reimburse the Fronting Bank, or if for any reason Loans will not be made to fund any Reimbursement Obligation, in each case as provided in this

Agreement and in an amount equal to the Disbursement amount or in the event the Fronting Bank must for any reason return or disgorge such reimbursement, the Fronting Bank will promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender will make available to the Fronting Bank, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of the Fronting Bank specified in such notice not later than 11:00 a.m., New York time, on the Business Day after the date notified by the Fronting Bank. In the event that any Lender fails to make available to the Fronting Bank the amount of such Lender's participation in such Letter of Credit as provided herein, the Fronting Bank will be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate from the date such amount is due through (but excluding) the date such payment is made (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time). Nothing in this Section or Section 4.6 will be deemed to prejudice the right of any Lender to recover from the Fronting Bank any amounts made available by such Lender to the Fronting Bank pursuant to this
Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Fronting Bank in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of the Fronting Bank. The Fronting Bank will distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Fronting Bank, such other Lender's Percentage of all payments received by the Fronting Bank from the Borrower in reimbursement of the drawings honored by the Fronting Bank under such Letter of Credit when such payments are received.

     SECTION 4.5. Disbursements and Maturities. The Fronting Bank will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment will be made. Subject to the terms and provisions of such Letter of Credit, and the delivery to the Fronting Bank of all drafts, certificates, documents and/or instruments required as a condition to making a Disbursement under such Letter of Credit, the Fronting Bank will make such payment to such Letter of Credit Beneficiary (or its designee). If and to the extent that Loans are not made to fund a Reimbursement Obligation pursuant to Section 2.3, then the Borrower will reimburse the Fronting Bank within one Business Day following the Disbursement Date for all amounts which the Fronting Bank has disbursed under the Letter of Credit.

     SECTION 4.6. Reimbursement; Outstanding Letters of Credit, etc. (a) The Borrower's obligation under Section 4.5 to reimburse the Fronting Bank with respect to each Disbursement (a "Reimbursement Obligation") (including fees and interest thereon payable pursuant to Section 3.2.2 and Section 3.3.1), and each Lender's obligation to make participation payments pursuant to Section 4.4 in respect of each Disbursement will be absolute, unconditional and irrevocable and will not be reduced by any event or occurrence including

          (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;

          (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;

          (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from any Letter of Credit;

          (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Fronting Bank or any other Person, whether in connection with the transactions contemplated by the applicable Letter of Credit or any unrelated transaction;

          (viii) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (ix) any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations in respect of the applicable Letter of Credit; or

          (x) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The obligations of the Borrower and the Lenders hereunder will remain in full force and effect and will apply to any alteration to or extension of the expiration date of any Letter of Credit or any Letter of Credit issued to replace, extend or alter any Letter of Credit during the term of this Agreement. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Fronting Bank or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Fronting Bank in good faith (and not constituting gross negligence or willful misconduct) will be binding upon the Borrower, each Loan Party and each such Lender, and will not put the Fronting Bank under any resulting liability to the Borrower, any Loan Party or any such Lender, as the case may be.

     (b) The Borrower will either pay to the Fronting Bank or provide a back-up letter of credit (which letter of credit shall be satisfactory to the Administrative Agent in all respects), in either case, in an amount equal to (i) the then Available Amount and (ii) all unpaid fees (including, without limitation, fronting fees) in respect of (x) any Letter of Credit outstanding under this Agreement upon any termination of this Agreement (other than the occurrence of the Commitment Termination Date pursuant to clause (a) of the definition thereof) and (y) any Letter of Credit which is affected by, or becomes the subject matter of, any order, judgment, injunction or other such determination (an "Order") or any petition or other application for any Order by the Borrower or any other party, restricting payment by the Fronting Bank under and in accordance with such Letter of Credit or extending the Fronting Bank's or any Lender's liability under such Letter of Credit beyond the expiration date stated therein, or if not stated therein, which would otherwise apply to such Letter of Credit. Payment in respect of each such Letter of Credit described in
(x) and (y) in this clause will be due forthwith upon demand and in Dollars.

     (c) The Fronting Bank hereby agrees that it will, with respect to each Letter of Credit subjected to any such demand for payment under the preceding clause (b), upon the later of:

          (i) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating any applicable Order or permanently enjoining the Fronting Bank from paying under such Letter of Credit; and

          (ii) in the case of a Letter of Credit, the earlier of (A) the date on which either the original counterpart of such Letter of Credit is returned to the Fronting Bank for cancellation or the Fronting Bank is released by the beneficiary thereof from any further obligations in respect of such Letter of Credit, and (B) the expiry of such Letter of Credit;

pay to the Borrower an amount in Dollars equal to any excess of the amount received by the Fronting Bank pursuant to clause (b) above in respect of such Letter of Credit (the "Received Amount") over the equivalent in Dollars of the total of amounts applied to reimburse the Fronting Bank for amounts paid by it under such Letter of Credit, if any (the Fronting Bank having the right to so appropriate such funds), together with an additional amount in Dollars computed by applying to the amount of such excess from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount will be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Fronting Bank of the Received Amount to (but not including) the date of return to the Borrower of the excess.

     SECTION 4.7. Deemed Disbursements. Upon (a) the occurrence of any Commitment Termination Event of the type described in clause (c) of the definition of "Commitment Termination Event", (b) the occurrence and during the continuation of any event or condition specified in clause (f) of Section
6.01 of the Restated Credit Agreement, or (c) the occurrence and during the continuance of any other Event of Default, in the case of clause (c), upon the request of the Required Lenders,

          (i) an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit will, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Fronting Bank under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (ii) upon notification by the Fronting Bank to the Administrative Agent and the Borrower of its obligations under this Section, the Borrower will be immediately obligated to reimburse the Fronting Bank the amount deemed to have been so paid or disbursed by the Fronting Bank.

Any amounts so received by the Fronting Bank from the Borrower pursuant to this Section will be held as collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Fronting Bank. At any time when such Letters of Credit will terminate and are paid and all Obligations of the Fronting Bank are either terminated or paid or reimbursed to the Fronting Bank in full, the Obligations of the Borrower under this Section will be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Fronting Bank), and the Fronting Bank will return to the Borrower the excess, if any, of

          (a) the aggregate amount deposited by the Borrower with the Fronting Bank and not theretofore applied by the Fronting Bank to any Reimbursement Obligation over

          (b) the aggregate amount of all Reimbursement Obligations to the Fronting Bank pursuant to this Section, as so adjusted.

At such time when all Events of Default will have been cured or waived, the Fronting Bank will return to the Borrower all amounts then on deposit with the Fronting Bank pursuant to this Section together with an additional amount in Dollars computed by applying to the amount so returned to the Borrower from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount will be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Fronting Bank by the Borrower to (but not including) the date of return to the Borrower of such amounts.

     SECTION 4.8. Nature of Reimbursement Obligations. The Borrower will assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Any action, inaction or omission taken or suffered by the Fronting Bank or any of the Fronting Bank's correspondents under or in connection with a Letter of Credit, any Draft made under any Letter of Credit or any document relating thereto, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto will be binding upon the Borrower and will not place the Fronting Bank or any of its correspondents under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Fronting Bank and its correspondents may receive, accept or pay as complying with the terms of a Letter of Credit, any Draft under any Letter of Credit otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other Person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Borrower covenants that it will not take any steps, issue any instructions to the Fronting Bank or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Fronting Bank or its correspondents to honor and pay any Draft or Drafts. Without in any way limiting the provisions of Section 4.6, and notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Borrower irrevocably acknowledges and agrees that it is unconditionally liable for all Reimbursement Obligations with respect to each Disbursement under each Letter of Credit issued or paid, as the case may be, for its account (including fees and interest thereon), in each case, regardless whether such Letter of Credit was issued or such Loan created in respect of the sourcing or other corporate requirements or needs of the Borrower or any wholly-owned Subsidiary of the Borrower, or otherwise.

                                    ARTICLE V
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender, including the Fronting Lender, will determine (which determination will, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender, including the Fronting Lender, to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of the Lenders, including the Fronting Lender, to make, continue, maintain or convert into any such Loans, will, upon such determination, forthwith be suspended until such Lender, including the Fronting Lender, will notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans will automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 5.2. Deposits Unavailable. If any Lender will have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

          (b) by reason of circumstances affecting such Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from such Lender to the Borrower and the Administrative Agent, the obligations of the Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans will forthwith be suspended until such Lender will notify the Borrower and the Administrative Agent that the circumstances causing such suspension no longer exist.

     SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making or continuing (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Each Lender will promptly notify the Borrower and the Administrative Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts will be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice will, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 5.4. Funding Losses. In the event any Lender will incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding the loss of any anticipated or expected profits in respect of such LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to a refunding and refinancing pursuant to clause (c) of Section 2.3, Section 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Notice of Borrowing therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower and the Administrative Agent, the Borrower will, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which will include calculations in reasonable detail) will, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 5.5. Increased Capital Costs, etc. If the implementation of or, after the date hereof, the introduction or any change in the interpretation of, or any change in its application to the Borrower, the Fronting Bank and/or the Lenders of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including any eurocurrency or other reserve or special deposit requirement or any tax (other than tax which is on a Lender's general net or gross income or in respect of a Lender's franchise taxes) or any capital requirement, has, due to a Lender's or the Fronting Bank's compliance, the effect, directly or indirectly, of (a) increasing the cost to such Lender or Fronting Bank of performing its obligations hereunder or under any Letter of Credit or Loan; (b) reducing any amount received or receivable by such Lender or Fronting Bank or its effective return hereunder or in respect of any Letter of Credit or Loan or on its capital; or (c) causing such Lender or Fronting Bank to make any payment or to forgo any return based on any amount received or receivable by such Lender or Fronting Bank hereunder or in respect of any Letter of Credit or Loan, then upon demand from time to time the Borrower will pay such amount as will compensate such Lender or Fronting Bank for any such cost, reduction, payment or foregone return upon receipt of the certificate referred to in the last sentence of this paragraph. The Borrower will further indemnify the Fronting Bank for all costs, losses and expenses incurred by the Fronting Bank in connection with any Letter of Credit or Loan and agrees that the Fronting Bank will have no liability to the Borrower for any reason in respect of any Letter of Credit other than on account of the Fronting Bank's gross negligence or wilful misconduct. Any certificate of the Fronting Bank or any Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for manifest error, and will set forth a determination of the amounts owing to the Fronting Bank or such Lender in good faith using any reasonable averaging and attribution methods. Anything in this Agreement or any Loan Document to the contrary notwithstanding, no Lender or Fronting Bank will be indemnified for, exculpated from, or relieved from liability, under this Agreement or any Loan Document, for any act or omission constituting gross negligence or wilful misconduct.

     SECTION 5.6. Taxes. (a) Each payment made by the Borrower under this Agreement will be made free and clear of, and without deduction for, any present or future withholding or other taxes imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein, except for any income, franchise and other taxes imposed on the Lender (which for purposes of this Section 5.6 will include any branch, affiliate or international banking facility created by a Lender to make or maintain a LIBO Rate Loan pursuant to Section 2.5) by the jurisdiction under the laws of which such Lender is organized or any political subdivision or agency thereof or by the jurisdiction of such Lender's branch or lending office or principal place of business (all such non-excluded taxes being hereinafter referred to as "Taxes"). If the Administrative Agent or any Lender is required by law at any time to pay any Taxes or to make any payment on account of Taxes on, in relation to or calculated by reference to any sum received or receivable hereunder, or any liability for Taxes in respect of any such sum is imposed, levied or assessed against any Lender or the Administrative Agent, then the Borrower will indemnify each such Lender and the Administrative Agent for the full amount of Taxes (including Taxes attributable to any payment on account of such indemnification and any interest, penalties and costs with respect to any such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification will be made within 30 days of the written demand of the Lender or the Administrative Agent therefor. Whenever any Taxes are payable by the Borrower with respect to any payments hereunder, the Borrower will promptly furnish to the Administrative Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld or deducted.

     (b) Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) will submit to the Borrower and the Administrative Agent on or before the Effective Date (or, in the case of a Person that becomes a Lender after the Effective Date by assignment or pursuant to Section 2.5 promptly upon such assignment or funding) two duly completed and signed copies of either (i) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or (ii) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement. Each such Lender will, from time to time after submitting either such form, submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as will be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested in writing by the Borrower or the Administrative Agent and (ii) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement. Upon the reasonable request of the Borrower or the Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person" will submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a "United States person".

     (c) If any Lender which is not a "United States person" determines that it is unable to submit to the Borrower and the Administrative Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender will promptly notify the Borrower and the Administrative Agent of such fact.

     (d) The Borrower will not be required to pay any additional amount in respect of United States federal withholding tax imposed with respect to any Lender if and only to the extent that (i) such Lender is subject to such United States federal withholding tax on the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to
Section 2.5 on the date of such assignment or funding) or would be subject to United States federal withholding tax on such date if a payment under this Agreement had been received by it on such date; (ii) such Lender becomes subject to United States federal withholding tax subsequent to the date referred to in clause (i) above (or in the case of a Lender which is not a "United States person", the first date on which it delivers the appropriate form or certificate to the Borrower as referred to in clause (b) of this Section) as a result of a change in the circumstances of such Lender (other than a change in applicable law), including a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; or (iii) such United States federal withholding tax would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the Borrower any form or certificate that it was required so to do pursuant to clause (b) of this Section, unless the Lender is not entitled to provide such form or certificate as a result of a change in applicable law after the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to Section 2.5 the date of such assignment or funding).

     (e) Within thirty (30) days after the written reasonable request of the Borrower, each Lender will execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes imposed by the United States paid by the Borrower hereunder or making payment of Taxes imposed by the United States hereunder; provided, however, that no Lender will be required to furnish to the Borrower any financial information with respect to itself or other information which it considers confidential.

     (f) The Borrower will have the right to require any Lender which is not a "United States person" to which the Borrower is required to make additional payments pursuant to Section 5.6 hereof on account of Taxes imposed by the United States (or would, upon payment to such Lender of an amount hereunder, be so required) to assign such Lender's total

Loans and Commitments to one or more banks or financial institutions identified by the Borrower and acceptable to the Administrative Agent at a purchase price equal to the then outstanding amount of all principal, interest, fees and other amounts then owed to such Lender if such assignment would reduce or eliminate the Borrower's obligation to make such additional payments pursuant to Section
5.6 hereof.

     SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided herein (including as set forth in Section 2.3 and Section 4.5), all payments by the Borrower pursuant to this Agreement or any other Loan Document will be made by the Borrower to the Administrative Agent for the account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent will be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent will specify from time to time by notice to the Borrower. To the extent the Administrative Agent receives such funds prior to 2:00 p.m., New York time, the Administrative Agent will promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees will be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made will otherwise be due on a day which is not a Business Day in New York, such payment will (except as otherwise required by clause (b) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time will be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.8. Sharing of Payments. If any Lender will obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Letter of Credit or Loan in excess of its Percentage of payments then or therewith obtained by all Lenders, such Lender will purchase from the other Lenders such participations in Letters of Credit or Loans, as the case may be, as will be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase will be rescinded and each Lender which has sold a participation to the purchasing Lender will repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender will, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9. Setoff. Each Lender will, upon the occurrence of any event or condition described in clause (f) of Section 6.01 of the Restated Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application will be subject to the provisions of
Section 5.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice will not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 5.10. Use of Proceeds. The Borrower will apply the proceeds of each Credit Extension in accordance with the fourth recital.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     SECTION 6.1. Initial Credit Extension. The obligations of the Lenders to make any Credit Extension and the Fronting Bank to issue any Letters of Credit under this Agreement will be subject to the delivery to the Administrative Agent of this Agreement duly executed and delivered by each Lender, the Administrative Agent, the Borrower and the Parent, and the prior or concurrent satisfaction of each of the conditions precedent set forth below in this Section 6.1.

     SECTION 6.1.1. Resolutions, etc. The Administrative Agent will have received from the Borrower originally executed copies of a certificate, each dated the Effective Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it will have received a further certificate of the Secretary of such Loan Party canceling or amending such prior certificate.

     SECTION 6.1.2. Delivery of Notes. Each Lender that has requested a Note will have received its Notes duly executed and delivered by the Borrower.

     SECTION 6.1.3. Certificates as to No Default, etc. No default shall have occurred and be continuing in the performance of any affirmative or negative covenants contained in the Restated Credit Agreement, none of the events described in clauses (a), (b), (e), (f), (g), (h), (i), (j), (k), (l), (m) or
(n) of Section 6.01 of the Restated Credit Agreement shall have occurred, and no Event of Default shall have occurred or would occur under the Restated Credit Agreement or would result from the execution and delivery of, or the performance by the Borrower of its obligations under, this Agreement or the issuance of any Letter of Credit or the making of any Loan, and the Administrative Agent will have received originally executed certificates for each Lender dated the Effective Date from a Designated Officer of the Borrower certifying as to the above.

     SECTION 6.1.4. No Material Adverse Change. Since July 4, 1998, there will have been no Material Adverse Change.

     SECTION 6.1.5. Amendment of Restated Credit Agreement, Security, etc. The Administrative Agent will have received an executed and effective amendment to each of (x) the Restated Credit Agreement which shall permit this Agreement and the Credit Extensions to be provided hereunder, (y) the Security Agreements and
(z) the Guaranties (as defined in the Restated Credit Agreement) which amendments, in each case, shall be satisfactory in all respects to the Administrative Agent and its counsel.

     SECTION 6.1.6. Opinions of Counsel. The Administrative Agent will have received opinions dated the Effective Date and addressed to the Administrative Agent and all Lenders, from (a) Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), New York counsel to the Loan Parties, (b) Amster, Rothstein & Ebenstein, special intellectual property counsel to the Loan Parties, and (c) Stanley P. Silverstein, General Counsel for the Borrower, in each case, in form and substance satisfactory to the Administrative Agent, as to such matters as the Administrative Agent may reasonably request (including, without limitation, as to the opinion to be furnished by Skadden, Arps that this Agreement is the Trade Credit Facility (as defined in the Restated Credit Agreement)).

      SECTION 6.1.7. Restated Credit Agreement, Security. The Administrative Agent shall be satisfied that each of the Restated Credit Agreement, the Collateral Documents and the Guaranties (as defined in the Restated Credit Agreement) shall be in full force and effect and that (x) all Reimbursement Obligations will be secured by a first priority perfected lien on the goods with respect to which a Letter of Credit has been issued and (y) all Obligations (other than Reimbursement Obligations) will be secured under the Security Agreement by a first priority perfected lien, pari passu with the Obligations (as defined in the Restated Credit Agreement) arising under the Restated Credit Agreement.

     SECTION 6.1.8. Closing Fees, Expenses, etc. The Administrative Agent will have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 11.3, if then invoiced.

     SECTION 6.1.9. Approvals. The Administrative Agent shall have received evidence satisfactory to it that each Loan Party possesses all governmental authorizations, consents and approvals (if any) necessary for the execution, delivery and performance of this Agreement and each other Loan Document to be executed by each Loan Party, and for the continued operation of its business.

     SECTION 6.1.10. Litigation. The Administrative Agent shall be satisfied in all respects that there exists no pending or threatened material litigation, proceedings or investigation contesting this Agreement, or which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.1.11. Closing Date Certificate. The Administrative Agent will have received, with counterparts for each Lender, the Closing Date Certificate, dated the Effective Date and duly executed and delivered by a Designated Officer of the Borrower, in which certificate the Borrower will agree and acknowledge that the statements made therein will be deemed to be true and correct representations and warranties of the Borrower as of such date. All documents and agreements required to be appended to the Closing Date Certificate will be in form and substance satisfactory to the Administrative Agent.

     SECTION 6.1.12. Intercreditor Agreement. The Administrative Agent will have received executed counterparts of the Intercreditor Agreement, dated as of the Effective Date, duly executed and delivered by all parties thereto, which Intercreditor Agreement shall be satisfactory in all respects to the Administrative Agent and its counsel.

     SECTION 6.1.13. Tradexpress Agreement. The Administrative Agent will have received executed counterparts of the Tradexpress Agreement, duly executed and delivered by the Borrower and the Fronting Bank.

     SECTION 6.2. All Credit Extensions. The obligation of each Lender or the Fronting Bank to make any Credit Extension on any date other than a Funding Date will be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

     SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements will be true and correct:

          (a) no event or circumstances has occurred and is continuing, or would result from the making of such Credit Extension, which constitutes a Default, or which when considered by itself or together with other past or then existing events or circumstances, constitutes or would constitute a Material Adverse Change;

          (b) no event of default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an event of default shall have occurred (unless otherwise waived by the Required Lenders) in the performance of any affirmative or negative covenants contained in Sections 5.01, 5.02, 5.03 or 5.04 of the Restated Credit Agreement and regardless of whether such Restated Credit Agreement is terminated, unless in connection with such termination a replacement credit facility which the Required Lenders hereunder have approved is entered into in which case, the affirmative and negative covenants in such facility shall become the subject of this clause;

          (c) none of the events described in clauses (a), (b), (e), (f), (g),
     (h), (i), (k), (l), (m) or (n) of Section 6.01 of the Restated Credit Agreement (without giving effect to any termination of the Restated Credit Agreement, unless in connection with such termination a replacement credit facility to which the Required Lenders hereunder have approved, in which case the analogous provisions of such replacement credit facility shall become the subject of this clause), shall have occurred (unless, in the case of other than such clause (f), otherwise waived by the Required Lenders); and

          (d) the representations and warranties set forth in Article VII, and in each other Loan Document will, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties will be true and correct as of such earlier date).

     SECTION 6.2.2. Credit Extension Request. To the extent that Loans are made in accordance with Sections 2.3 or 2.4, or the Borrower requests that the Fronting Bank issue a Letter of Credit other than by means of notification in accordance with the terms of the Tradexpress Agreement, the Administrative Agent will have received, or be deemed to have received, a Notice of Borrowing or Issuance Request, as the case may be, for such Credit Extension, executed and delivered by the Borrower. Each of the delivery (or deemed delivery pursuant to the terms of this Agreement) of a Notice of Borrowing or an Issuance Request, the acceptance by the Borrower of the proceeds of the Borrowing, the issuance of the Letter of Credit, or the making of a Loan upon a Disbursement or an ASCO L/C Reimbursement, will constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are in each case true and correct.

     SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party will be satisfactory in form and substance to the Administrative Agent; the Administrative Agent will have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Fronting Bank, the Lenders and the Administrative Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower and the Parent each represents and warrants unto the Administrative Agent, each Lender and the Fronting Bank, as set forth in this
Article VII.

     SECTION 7.1. Organization, etc. The Parent and each of its Subsidiaries is a corporation, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or foreign entity, as applicable, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and each Loan Party has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Set forth on Schedule II hereto is a complete and accurate list of all Subsidiaries of the Parent.

     SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance (a) by the Borrower and the Parent of this Agreement and each other Loan Document executed or to be executed by it, and (b) by each other Loan Party of each Loan Document executed and delivered by it, are, in each case, within such Loan Party's corporate (or other, as applicable) powers, have been duly authorized by all necessary corporate (or other, as applicable) action, and do not

          (i) contravene such Loan Party's Organic Documents;

          (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Loan Party; or

          (iii) result in, or require the creation or imposition of, any Lien on any of such Loan Party's properties.

No Loan Party is in breach of any contractual restriction or in violation of any law or governmental regulation or court decree or order binding on or affecting such Loan Party, the breach or violation of which is or would be reasonably likely to have a Material Adverse Effect.

     SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower, the Parent or any other Loan Party of this Agreement or any other Loan Document to which it is a party. Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower and each other Loan Party will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower or such Loan Party enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights generally and by general equity principles.

     SECTION 7.5. Financial Statements; No Material Adverse Change. (a) The consolidated balance sheets of the Parent and its Subsidiaries as at July 4, 1998, and the related consolidated statements of operations, stockholders' equity and cash flow of the Parent and its Subsidiaries for the Fiscal Years then ended, accompanied by an opinion of PriceWaterhouseCoopers LLP, independent public accountants, and the consolidated balance sheet of the Parent and its Subsidiaries as at October 3, 1998, and the related consolidated statements of operations, stockholders' equity and cash flow of the Parent and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Parent, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at October 3, 1998, and said statements of operations, stockholders' equity and cash flow for the three months then ended, to year-end audit adjustments, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and (b) since July 4, 1998, there has been no Material Adverse Change.

     SECTION 7.6. Litigation, etc. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that
(a) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or (b) is or would be reasonably likely to have a Material Adverse Effect.

     SECTION 7.7. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in F.R.S. Board Regulation U), and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.8. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or the Parent in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or will not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. The parties acknowledge and agree that nothing contained in this Section will constitute a representation or warranty by the Borrower or the Parent as to the future financial performance or the results of operations of the Borrower or the Parent; provided, however, that any projections delivered pursuant to this Agreement have been (and will be) prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the date hereof, are reasonable and represent the Borrower's or the Parent's good faith estimate of its future financial performance.

     SECTION 7.9. Year 2000. Each Loan Party has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (which term will mean, the risk that such Loan Party's computer applications may be unable to recognize and properly perform (within such Loan Party's own systems and programs) date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.10. Restated Credit Agreement Representations and Warranties. As to all representations and warranties contained in Article IV of the Restated Credit Agreement and each other Loan Document (as such term is defined by the Restated Credit Agreement) insofar as applicable to the Borrower or any other Loan Party, the properties of the Borrower or any other Loan Party or the obligations of the Borrower or any other Loan Party under the documents executed and delivered in connection with the Restated Credit Agreement, each such representation and warranty set forth in such Article (insofar as so applicable) and all other terms of the Restated Credit Agreement and each other Loan Document (as such term is defined by the Restated Credit Agreement) to which reference is made therein, together with all related definitions and ancillary provisions, are hereby incorporated into this Agreement by reference with respect to the Borrower or any other Loan Party as though specifically set forth in this Section; provided that all references in such Article IV of the Restated Credit Agreement to the terms "Agreement", "Notes", "Loan Document", "Lender", "Facility Agent", "Advance", "Commitments" or "Obligations" shall, in each case, for purposes of this Agreement be deemed to be a reference to the terms "Agreement, "Notes, "Loan Document", "Lender", "Administrative Agent", "Loans", "Commitments" and "Obligations", respectively, as defined herein.

        SECTION 7.11. ASCO Debt Outstanding, etc. The aggregate amount of Debt (as such term is defined by the Restated Credit Agreement) of the Borrower constituting ASCO Debt (as such term is defined by the Restated Credit Agreement) together with the Indebtedness of the Borrower under this Agreement does not exceed $80,000,000.

                                  ARTICLE VIII
                                    COVENANTS

     SECTION 8.1. Covenants. Each of the Borrower and the Parent agrees with the Administrative Agent, each Lender and the Fronting Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and the Parent will perform, and will cause each of their respective Subsidiaries to perform, the obligations set forth in this Section 8.1.

     SECTION 8.1.1. Financial Information, Reports, Notices, etc. Unless the information set forth below is otherwise delivered to a Lender under the terms of the Restated Credit Agreement, the Borrower or the Parent, as applicable, will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the financial statements, reports, notices and information required pursuant to Section 5.03 of the Restated Credit Agreement.

     SECTION 8.1.2. Future Subsidiaries. Each of the Borrower and the Parent covenants and agrees that, upon any Person becoming a Subsidiary after the Effective Date, the Borrower or the Parent, as the case may be, will cause such Person to become party to the Subsidiary Guaranty if such Person is required to deliver a guaranty pursuant to clause (o) of Section 5.01 of the Restated Credit Agreement (without giving effect to any waiver of such Section's requirements unless consented to by the Required Lenders).

     SECTION 8.1.3. Restated Credit Agreement Covenants. Each of the Borrower and the Parent will comply with and be bound by, and will cause each of their respective Subsidiaries to comply with and be bound by, all of the agreements, covenants and obligations contained in Article V of the Restated Credit Agreement and each other Loan Document (as such term is defined by the Restated Credit Agreement). Each such agreement, covenant and obligation contained in such Sections and all other terms of the Restated Credit Agreement and each other Loan Document (as such term is defined by the Restated Credit Agreement) together with all related definitions and ancillary provisions are hereby incorporated into this Agreement by reference as though specifically set forth in this Section, and each such agreement, covenant and obligation will, for purposes hereof, survive the termination of the Restated Credit Agreement provided that all references in such Article V of the Restated Credit Agreement to the terms "Agreement", "Notes", "Loan Document", "Lender", "Facility Agent", "Advance", "Commitments" or "Obligations" shall, in each case, for purposes of this Agreement be deemed to be a reference to the terms "Agreement, "Notes, "Loan Document", "Lender", "Administrative Agent", "Loans", "Commitments" and "Obligations", respectively, as defined herein.

     SECTION 8.1.4. Default Notice. The Borrower will furnish, or will cause to be furnished, to each Lender as soon as possible and in any event within two Business Days after any officer of any Loan Party becomes aware of the existence of any Default a statement of its chief financial officer setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

     SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 will constitute an "Event of Default".

     SECTION 9.1.1. Non-Payment of Obligations. The Borrower will default in the payment or prepayment when due of (a) any principal of or interest on any Loan,
(b) any Reimbursement Obligation, or (c) any fee or of any other Obligation, and in each case such default in payment or prepayment will continue unremedied for more than three Business Days from the date such payment or prepayment was due.

     SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Loan Party made or deemed to be made hereunder or in any other Loan Document executed by it (including any certificates delivered pursuant to Article VI) is or will be incorrect when made or deemed made in any material respect.

     SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower or the Parent shall default in the due performance and observance of any of their respective obligations under Sections 8.1.2 or 8.1.4, or any Loan Party shall default in the due performance or observance of any of its obligations under any other covenant in a Loan Document which is impossible to remedy.

     SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Loan Party will default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default will continue unremedied for a period of 30 days (a) after notice thereof will have been given to the Borrower by the Administrative Agent or any Lender or (b) after any officer of the Borrower obtains knowledge thereof.

     SECTION 9.1.5. Default Under Restated Credit Agreement. Any Event of Default under (and as defined in) the Restated Credit Agreement or any replacement credit facility shall have occurred whether or not such Event of Default is waived by the lenders under the Restated Credit Agreement, or an amendment of the Restated Credit Agreement is entered into with the effect of waiving or curing such Event of Default.

     SECTION 9.1.6. Bankruptcy, Insolvency, etc. Any event or condition described in clause (f) of Section 6.01 of the Restated Credit Agreement (or similar provision of any replacement credit facility) shall have occurred and be continuing.

     SECTION 9.1.7. Termination, etc., of Loan Documents. Any Loan Document will (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Loan Party that is a party thereto; or the Borrower or any other Loan Party will, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (except as aforesaid).

     SECTION 9.2. Action Upon Bankruptcy. If any Event of Default described in
Section 9.1.6 will occur, the Commitments (if not theretofore terminated) will automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations will automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3. Action Upon Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.6) will occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, will by notice to the Borrower declare an amount equal to the sum of the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary will have presented, or will be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, the Borrower being obligated to cash collateralize all such obligations immediately (in accordance with Section 4.7), and/or (b) declare all or any portion of the outstanding principal amount of the Loans and other Obligations in respect of the Loans or otherwise to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which will be so declared due and payable will be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments will terminate.

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

     SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the

Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity will survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender will be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent will not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent will be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 10.2. Copies, etc. The Administrative Agent will give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

     SECTION 10.3. Exculpation. Neither the Administrative Agent nor any of its affiliates, directors, officers, employees or agents will be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens (if any) purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of collateral security (if any), nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent will not obligate it to make any further inquiry or to take any action. The Administrative Agent will be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 10.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time will resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which will thereupon become the Administrative Agent in the capacity of the resigning Administrative Agent hereunder. If no successor Administrative Agent will have been so appointed by the Required Lenders, and will have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which will be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Administrative Agent, such successor Administrative Agent will be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and will thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent will be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

          (a) this Article X will inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

          (b) Section 11.3 and Section 11.4 will continue to inure to its benefit.

     SECTION 10.5. Loans Made, Letters of Credit Issued by Administrative Agent and Loans Made by Administrative Agent. The Administrative Agent will have the same rights and powers with respect to (x) the Loans and Commitments made by it or any of its affiliates, (y) the Notes held by it or any of its affiliates and
(z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Administrative Agent. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent, Borrower or any Subsidiary or affiliate of the Borrower as if the Administrative Agent was not the Administrative Agent hereunder.

     SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it will deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     SECTION 11.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each other Loan Document (subject, in the case of any Guarantee (as such term is defined in the Restated Credit Agreement) or Collateral Document, to the terms of the Intercreditor Agreement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the

Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders will be effective unless consented to by each Lender;

          (ii) modify this Section 11.1, change the definition of "Required Lenders", increase the Commitment Amount, the Letter of Credit Commitment Amount, the Loan Commitment Amount or (except as otherwise contemplated by this Agreement) the Percentage of any Lender, reduce any fees described in
     Article III, release all or substantially all of the Collateral (except as otherwise specified in the Restated Credit Agreement or any Loan Document), release any guarantor under any Guarantee (as defined in the Restated Credit Agreement), or extend any Commitment Termination Date will be made without the consent of each Lender;

          (iii) extend the due date for, or reduce the amount of, (A) any scheduled repayment or prepayment of principal of or interest on or fees payable in respect of any Loan (or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan) will be made without the consent of the holder of that Note evidencing such Loan, or (B) any Reimbursement Obligation will be made without the consent of the Lender to whom such Reimbursement Obligation is owed;

          (iv) affect adversely the interests, rights or obligations of the Fronting Bank in its capacity as the Fronting Bank will be made without the consent of the Fronting Bank;

          (v) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as the Administrative Agent will be made without consent of the Administrative Agent.

          (b) For purposes of clause (a) above, if any Lender which is also a lender under the Restated Credit Agreement consents to any amendment, waiver, consent or other modification of any provision of the Restated Credit Agreement, such Lender will automatically, and without requiring any notice, approval, consent or other action, be deemed to have consented to any comparable amendment, waiver, consent or other modification of the corresponding provisions of this Agreement (with such changes in interpretation as the context may require) unless such Lender will otherwise notify the Administrative Agent and the Borrower within five days of the effectiveness of the Restated Credit Agreement amendment, waiver, consent or other modification.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case will entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document will, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder will require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document will be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth on Schedule I or set forth in the Assignment and Acceptance or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted.

     SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower covenants to pay on demand all reasonable costs and expenses of the Administrative Agent, the Fronting Bank and the Lenders incurred in the enforcement of the Administrative Agent's, the Fronting Bank's or any Lender's rights under this Agreement and any Loan Document (including the reasonable fees and expenses of counsel for the Administrative Agent, the Fronting Bank and such Lender with respect thereto) and, further, covenants that it will indemnify the Administrative Agent, the Fronting Bank and the Lenders on demand against all loss or damage to such Persons arising out of the issuance of or other action taken by such Persons in connection with any Letter of Credit or Loan including the costs relating to any legal process instituted by any party restraining or seeking to restrain the Fronting Bank from accepting or paying any Letter of Credit or Draft. The Borrower also agrees that neither the Administrative Agent, the Fronting Bank nor any Lender will have any liability to it for any reason in respect of the issuance of any Letter of Credit or Loan other than on account of the Administrative Agent's, the Fronting Bank's or such Lender's gross negligence or wilful misconduct. All payments to be made to the Administrative Agent, the Fronting Bank and such Lender hereunder will, subject to Section 5.6, be made for value on the date due and free of any withholding tax or levy, other than taxes imposed on the net income of the Administrative Agent, the Fronting Bank or such Lender, and the Borrower covenants that such taxes or levies, other than as excepted, will be paid by the Borrower. The provisions of this paragraph will survive payment in full hereunder.

     SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Fronting Bank and each

Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including the reasonable fees and expenses of counsel for the Administrative Agent, the Fronting Bank and such Lender with respect thereto (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit; or

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article VI not to make any Credit Extension);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct.

     SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, will in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document will survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction will, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and will not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which will be deemed to be an original and all of which will constitute together but one and the same agreement. This Agreement will become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) will have been received by the Administrative Agent and notice thereof will have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE

STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and (subject to Section 11.5) supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) No Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

     SECTION 11.11. Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
Section 11.11 and subject to the terms of the Intercreditor Agreement.

     SECTION 11.11.1. Assignments. Any Lender, pursuant to an Assignment and Acceptance,

          (a) with the written consent of the Borrower, the Fronting Bank and the Administrative Agent (in each case, which consent will not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, will not be required during the continuation of an Event of Default) may at any time assign and delegate to one or more financial institutions; and

          (b) with the consent of the Fronting Bank (not to be unreasonably withheld or delayed), and notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any other Lender or any Lender (as defined in the Restated Credit Agreement),

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or a fraction of such Lender's total Loans and Commitments in a minimum amount of $5,000,000 of Loans and Commitments (other than in the case of an assignment to any other Lender or any Affiliate of a Lender or an assignment of the remaining Loans and Commitments of such assignor Lender), that no Borrower will be required to pay an amount under Section 5.6 that is greater than the amount which it would have been required to pay had no assignment been made and provided, however, that, the Borrower and the Administrative Agent will be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, will have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender,

          (d) such Assignee Lender will have executed and delivered to the Borrower and the Administrative Agent an Assignment and Acceptance, accepted by the Administrative Agent, and

          (e) the processing fees described below will have been paid.

          (f) the Administrative Agent will have registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.6.

From and after the date that the Administrative Agent accepts such Assignment and Acceptance and such assignment and delegation is registered in the Register,
(i) the Assignee Lender thereunder will be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Assignment and Acceptance, will have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Assignment and Acceptance, will be released from its obligations hereunder and under the other Loan Documents. Subject to the provisions of Section 2.6, within five Business Days after its receipt of notice that the Administrative Agent has received an executed Assignment and Acceptance and solely if requested by the Assignee Lender thereunder, the Borrower will execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has Loans and Commitments hereunder and had previously requested Notes, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note will be dated the date of the predecessor Notes. The assignor Lender will mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on the assigned Loans and Commitments and accrued fees, will be paid as provided in this Agreement or in the Assignment and Acceptance. Accrued interest on that part of the assigned Loans and Commitments will be paid to the assignor Lender. Accrued interest and accrued fees will be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Assignment and Acceptance in the amount of $3,500 unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to the Federal Reserve Bank, as provided below or otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 will be null and void. Nothing in this Section will prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or to issue or participate in Letters of Credit) under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowing made by such Lender from such Federal Reserve Bank.

     SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation or sub-participation contemplated in this Section
     11.11 will relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) such Lender will remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrower and the Administrative Agent will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, will be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (ii) or (iii) of Section 11.1, and

          (e) no Borrower will be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

     SECTION 11.11.3. Fronting Bank Assignments. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior, unsecured debt rating of such Lender, and the resulting ratings shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each of the Fronting Bank and the Borrower shall have the individual right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace (or, in the case of a request by the Fronting Bank, to request the Borrower to use its reasonable efforts to replace) such Lender with an Assignee Lender (in accordance with and subject to the restrictions contained in Section 11.11.1), and such affected Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.11.1) all of its interests, rights and obligations in respect of its Commitment, Loans and other Obligations owing to it, together with the obligations of such affected Lender hereunder, to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such affected Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. Upon any such termination or assignment, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

     SECTION 11.12. Other Transactions. Nothing contained herein will preclude the Administrative Agent, the Fronting Lender or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of their affiliates in which the Borrower or such affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE FRONTING BANK, THE PARENT OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE FRONTING BANK, THE PARENT OR THE BORROWER. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND EACH OF THE PARENT AND THE BORROWER ACKNOWLEDGES THAT

THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 11.15. UCP; etc. (a) The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") will in all respects apply to each Letter of Credit issued hereunder and will be deemed for such purpose to be a part hereof as if fully incorporated herein. In the event of any conflict between the UCP and the governing law of the Agreement, the UCP will prevail to the extent necessary to remove the conflict.

     (b) In the event of any issuance of a Letter of Credit for which the Borrower may apply from time to time hereafter, or, of any extension of the maturity or time for presentation of any Draft, or, of any renewal, extension or increase in the amount of a Letter of Credit or any other modifications of its terms, in each case with the consent or at the request of the Borrower, the terms of the Agreement will continue in force and apply to the Letter of Credit so issued, or, to a Letter of Credit so renewed, extended, increased or otherwise modified, or, to any, Draft, document or property covered thereby and to any action taken by the Fronting Bank or its agents or correspondents in accordance with such issuance, renewal, extension, increase or other modification.

     SECTION 11.16. Usury Restraint. The provisions of this Agreement shall be subject to any applicable law, regulation, order, rule or direction (a "Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess (the "Excess") of the maximum rates or amount (the "Maximum Rate") stipulated in the Usury Restraint. The provisions of this Agreement shall not require the payment or permit the collection of interest in excess of the Maximum Rate from time to time. If the Lenders comply (whether or not required to do so at law) with such Usury Restraint then, to the extent permitted by law, a subsequent reduction in the Stated Rate below the Maximum Rate shall be deemed not to reduce the Stated Rate below the Maximum Rate until the total amount of interest and other amounts earned and retained, measured by a dollar amount, equals the amount of interest and other amounts which would have been earned and retained hereunder, inclusive of the Excess, measured by a dollar amount, if the Stated Rate had not been held at the Maximum Rate or any amount had not been refunded to the Borrower.

     SECTION 11.17. Judgment Currency. The Obligations of the Borrower and each other Loan Party in respect of any sum due to any Lender, the Fronting Bank or the Administrative Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the Fronting Bank or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the Fronting Bank or the Administrative Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Lender, the Fronting Bank or the Administrative Agent, the Borrower and the Parent agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender, the Fronting Bank and the Administrative Agent, as the case may be, against such loss.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     AUTHENTIC FITNESS PRODUCTS INC.

                                     By:
                                        ----------------------------------------
                                        Title:

                                     AUTHENTIC FITNESS CORPORATION

                                     By:
                                        ----------------------------------------

                                     THE BANK OF NOVA SCOTIA,
                                        as Administrative Agent

                                     By:
                                        ----------------------------------------
                                        Title: Senior Relationship Manager

                                     LENDERS:

                                     THE BANK OF NOVA SCOTIA

                                     By: [signature]
                                        ----------------------------------------
                                        Title:

                                     THE BANK OF NEW YORK

                                     By: /s/ Eliza S. Adams
                                        ----------------------------------------
                                        Title: Eliza S. Adams
                                               Vice President


                                     COMMERZBANK AG, NEW YORK BRANCH

                                     By: /s/ Robert Donahue
                                        ----------------------------------------
                                        Title: Robert Donahue, Vice President


                                     By: /s/ Peter Doyle
                                        ----------------------------------------
                                        Title: Peter Doyle, Asst. Vice President


                                     FIRST UNION NATIONAL BANK

                                     By: /s/ Frances Straus
                                        ----------------------------------------
                                        Title: Vice President

                                     FLEET BANK, N.A.

                                     By: [signature]
                                        ----------------------------------------
                                        Title: SVP

                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By: Peggy Erlenkotter
                                        ----------------------------------------
                                        Title: Duly Authorized Signatory

                                     NATIONSBANK, N.A.

                                     By: /s/ David H. Dinkins
                                        ----------------------------------------
                                        Title: David H. Dinkins
                                               Vice President


                                     UNION BANK OF CALIFORNIA, N.A.

                                     By: [signature]
                                        ----------------------------------------
                                        Title: Vice President